SCHEDULE A

                       To the Fund Accounting Agreement
                        between The Victory Portfolios
                         and BISYS Fund Services, Inc.
                           Dated as of June 1, 1999

     FUND
     1.    Balanced Fund
     2.    Convertible Fund
     3.    Diversified Stock Fund
     4.    Established Value Fund
     5.    Federal Money Market Fund
     6.    Financial Reserves Fund
     7.    Fund for Income
     8.    Gradison Government Reserves Fund
     9.    Growth Fund
     10.   Institutional Money Market Fund
     11.   Intermediate Income Fund
     12.   International Growth Fund
     13.   LifeChoice Conservative Investor Fund
     14.   LifeChoice Growth Investor Fund
     15.   LifeChoice Moderate Investor Fund
     16.   Nasdaq-100 Index Fund
     17.   National Municipal Bond Fund
     18.   New York Municipal Bond Fund
     19.   Ohio Municipal Bond Fund
     20.   Ohio Municipal Money Market Fund
     21.   Prime Obligations Fund
     22.   Real Estate Fund
     23.   Small Company Opportunity Fund
     24.   Special Value Fund
     25.   Stock Index Fund
     26.   Tax-Free Money Market Fund
     27.   Value Fund

     As of February 26, 2002.